CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 11-K, into Portland General Corporation's previously filed Registration Statement No. 33-27462 on Form S-8, Registration Statement No. 33-40943 on Form S-8, Registration Statement No. 33-49811 on Form S-8, Registration Statement No. 33-55321 on Form S-3 and Registration Statement No. 33-61313 on Form S-8.

                                              ARTHUR ANDERSEN LLP

Portland, Oregon,
June 25, 1997